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Security Benefit Life Insurance Company                700 SW Harrison St.
Security Benefit Group, Inc.                           Topeka, Kansas 66636-0001
Security Distributors, Inc.                            (785) 431-3000
Security Management Company, LLC

January 11, 2002

Security Equity Fund
700 SW Harrison Street
Topeka, KS 66636-0001

Dear Sir/Madam:

In  connection  with the  registration  under the  Securities  Act of 1933 of an indefinite  number  of  shares  of common  stock of  Security  Equity  Fund (the
"Company"), I have examined such matters as I have deemed necessary to give this opinion.

On the basis of the  foregoing,  it is my opinion that the shares have been duly authorized  and, when paid for as  contemplated  by the  Company's  Registration
Statement, will be validly issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration
Statement.

Sincerely,

AMY J. LEE

Amy J. Lee, Esq.
Secretary
Security Equity Fund